SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 23, 2000
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                           NEXTPATH TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                            15100 Central Avenue S.E.
                             Albuquerque, N.M 87192
                    ----------------------------------------
                    (Address of principal executive offices)

                                  505/293-7177
                               505/293-7780 (fax)
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    1615 N. 24th West Avenue, Tulsa, OK 74127
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

    Nevada                         000-26425                     84-1402416
---------------                   -----------                -------------------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


ITEM 5. OTHER EVENTS

APPOINTMENT OF RICHARD LEWIS
----------------------------

On August 23, 2000, Richard G. Lewis was appointed President of NextPath Environmental Services, Inc. (NESI) and President of NextPath's Environmental Technologies Group (ETG), as well as being elected to the NextPath Board of Directors.

Mr. Lewis has eighteen years of experience in accounting, financial reporting, business administration and management, mechanical contracting and fabrication, sales and marketing, and contract negotiations both domestically and internationally. He was formerly employed as a CPA for Arthur Anderson Co., as Vice President of Finance for D.B. Western, Inc., and as President of Lewis
Mechanical and Metalworks, Inc. ("Lewis Mechanical"). On August 4, 2000, Nextpath purchased the assets of the Industrial Division of Lewis Mechanical. Mr. Lewis graduated from Brigham Young University with Bachelors and Masters degrees in accounting.

ELECTION OF ADDITIONAL DIRECTORS
--------------------------------

On August 23, 2000, Richard G. Lewis and Kenneth L. Uptain were elected to the NextPath Board of Directors.

Mr. Uptain, formerly the Chairman, Chief Executive Officer, and owner of Essentia Water, Inc. ("Essentia"), sold Essentia to NextPath on January 21, 2000.

Mr. Uptain is recognized as a highly respected business entrepreneur with over 20-years of business and management experience in a variety of endeavors. He was a founding shareholder of Resource Group International (RGI); now a three billion dollar publicly traded Norwegian industrial investment company known as AkerRGI. As Chief Executive Officer, Uptain was in charge of the international Real Estate Division for AkerRGI.

Mr. Uptain has served as a director for numerous companies, including Legend Properties, Inc., a NASDAQ listed Real Estate Company where he served as Chairman of the Board. He also sat on the Board of Directors for RGI, now known as AkerRGI, a company with current holdings that include the largest fishing and processing fleet in the world, shipbuilding, oil and gas technology, material and handling systems, consumer products (which included brands such as Brooks Shoes and Helly Hanson Sportswear), and large residential real estate developments.

APPOINTMENT OF JAMES D. WILSON AS PRESIDENT/CEO AND DIRECTOR
------------------------------------------------------------

On September 8, 2000, NextPath appointed James D. Wilson as President, Chief Executive Officer and a Director of the Company.

Mr. Wilson was President and CEO of Martin Industries (NASDAQ:MTIN), a durable goods manufacturing company, from 1994 to 1998. During that period, he led the 90 year-old company through an Initial Public Offering. Under his tenure, the company's net worth increased substantially. He also has extensive experience in working with institutional analysts and the investment community.

Mr. Wilson spent 20 years with Martin Industries. He served in various management capacities including Vice President, Treasurer, Chief Financial Officer, and Corporate Controller. He actively participated in the company's acquisition program and due diligence efforts. He also played a significant role in implementing an Employee Stock Ownership Plan (ESOP).

Prior to Martin Industries, Mr. Wilson spent eight years with Consolidated Aluminum Corporation, a company recognized for it's rapid revenue growth during that period.

Mr. Wilson is a graduate of the University of North Alabama with a Bachelor of Science in Accounting/Economics. He also attended MBA programs at Washington University, St. Louis, Missouri and the University of Tennessee, Columbia, Tennessee.

APPOINTMENT OF KENNETH UPTAIN AS CHAIRMAN
-----------------------------------------

On September 19, 2000, Kenneth Uptain was elected Chairman of the Board of Directors.

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

RELOCATION OF EXECUTIVE OFFICES
-------------------------------

As part of an ongoing corporate program to control administrative expenses, effective September 8, 2000 the Company's executive offices were relocated from Tulsa, Oklahoma to offices at its Sagebrush Technology, Inc. subsidiary in Albuquerque, New Mexico. The corporate offices are now located at:

                      15100 Central Avenue S.E.
                      Albuquerque, NM  87192
                      Telephone: (505) 293-7177 (non-Investor Relations)
                      Fax: (505) 293-7780.


ANNUAL MEETING
--------------

On September 20, 2000, the Board of Directors announced that the Annual Shareholders Meeting will be held in Oklahoma City, Oklahoma on December 1, 1000. Additional information will be provided to the shareholders at a later date.


















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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEXTPATH TECHNOLOGIES, INC.

                                            By: /s/ James D. Wilson
                                                --------------------------------
                                                James D. Wilson, President
Date: September 26, 2000




















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